Exhibit 99.2

ANNUAL SHAREHOLDER MEETING June 17, 2024

Forward Looking Statements: This presentation may contain certain “forward looking statements” that represent Bank First Corporation’s expectations or beliefs concerning future events. Such forward looking statements are about matters that are inherently subject to risks and uncertainties. Because of the risks and uncertainties inherent in forward looking statements, readers are cautioned not to place undue reliance on them, whether included in this presentation or made elsewhere from time to time by Bank First Corporation or on its behalf. Bank First Corporation disclaims any obligation to update such forward looking statements. In addition, statements regarding historical stock price performance are not indicative of or guarantees of future price performance. 2 FORWARD-LOOKING STATEMENTS

3 MIKE MOLEPSKE Chairman and Chief Executive Officer

Board of Directors 4 WELCOME

Senior Management 5 WELCOME

Special Guests 6 WELCOME MARK KANALY Partner at Alston & Bird, LLP SARAH SAUNDERS Partner at Forvis Mazars

• Determination of Quorum • Approval of Minutes • Business to be Conducted 7 MEETING BUSINESS

To elect five (5) directors of the Company, each for three-year terms and in each case until their successors are elected and qualified. 8 PROPOSAL 1 BOB GREGORSKI ERIN DAVIS PHIL MAPLES MARY-KAY BOURBULAS PETE VAN SISTINE

9 To ratify the appointment of FORVIS MAZARS, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. PROPOSAL 2 To hold an advisory vote on the compensation of the Company’s named executive officers. PROPOSAL 3

10 To hold an advisory vote on the frequency of the advisory vote on executive compensation. PROPOSAL 4 To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. PROPOSAL 5

$11.25 $81.64 6/1/2010 6/1/2024 11 MIKE ANSAY RETIRING DIRECTOR • Joined Bank First Corporation in 2010 • Appointed Vice-Chairman in 2012 • Served as Chairman 2013-2022 • Chairman and CEO Ansay & Associates • Managing member of Ansay Development Corporation & Ansay International BFC STOCK PRICE 626% INCREASE

DAVE SACHSE $11.25 $81.64 6/1/2010 6/1/2024 12 RETIRING DIRECTOR • Joined Bank First Corporation in 2010 • Appointed Lead Independent Director in 2022 • President and Owner of Landmark Consultants, Inc. BFC STOCK PRICE 626% INCREASE

13 NEW LEAD INDEPENDENT DIRECTOR MARY-KAY BOURBULAS • Joined Bank First Corporation in 2019 • Chair of the Governance and Nominating Committee • Served on the Board of Directors of Partnership Community Bancshares, Inc. from 2013-2019 • Co-owner, founder and manager of Handen Distillery

14 NEW DIRECTOR ERIN DAVIS • CEO of Quality Roasting, Inc. • Founder of QR Transport, LLC • Experience in engineering, sales and management in dairy food processing • 2024 Insight on Business “40 Under 40” honoree

15 TIM MCFARLANE President

STATE OF THE BANK BANK FIRST IN THE NEWS BankDirector 2023 RankingBanking: • Ranked #5 among banks with $1 billion - $5 billion in assets and #6 among the 300 largest publicly-traded banks in the U.S. S&P Global Market Intelligence • Ranked #3 of 200 banks with $3 billion - $10 billion in assets. Forbes' 15th Annual America's Best Banks • Ranked 4th best-performing bank in the U.S. Insight Magazine’s Fastest Growing Companies in the New North Region • Recognized as #20 of the top 25 fastest growing companies in the New North region for 2023. Raymond James Community Bankers Cup • Awarded the Raymond James Community Bankers Cup for the fourth consecutive year.

17 Scaling for Growth • Reorganized frontline, retail banking, and business banking functions • Introduced new operations leadership • Focus on talent development Service Delivery • Emphasizing the G.U.E.S.T. experience throughout the organization • Enabling personalized, solution-driven experiences • Implementing a first-contact resolution model Meaningful investments in technology • Building an enhanced account opening platform • Upgrading to an advanced online banking platform STATE OF THE BANK ELEVATING THE CUSTOMER EXPERIENCE Kim Schmitz, VP – Branch Operations, coaches Jason Pratt, a Teller in our Manitowoc location. G U E S T

18 STATE OF THE BANK INVESTING IN OUR FACILITIES REEDSVILLE REMODEL Completed in October 2023

19 STATE OF THE BANK INVESTING IN OUR FACILITIES SHAWANO REMODEL Completed in December 2023 Jim Meyer, Market President, represents Bank First at the official ribbon cutting ceremony.

20 STATE OF THE BANK INVESTING IN OUR FACILITIES NEW HOWARD OFFICE Completed in January 2024

21 STATE OF THE BANK INVESTING IN OUR FACILITIES NEW FOND DU LAC OFFICE Coming Late 2024!

22 STATE OF THE BANK INVESTING IN OUR FACILITIES NEW STURGEON BAY OFFICE Coming Early 2025

23 STATE OF THE BANK INVESTING IN OUR FACILITIES NEW DENMARK OFFICE Coming Early 2025

24 KEVIN LEMAHIEU Chief Financial Officer

Annual Earnings per Share (previous 10 years) 25 FINANCIAL REPORT $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 Dec-14 Dec-15 Dec-16 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Compounded annual growth rate: 10 year = 15.1% 6 year = 20.0%

Quarterly Earnings per Share (previous 5 years) 26 FINANCIAL REPORT $0.80 $1.30 $1.80 $2.30 $2.80 $3.30 $3.80 Jun-19 Dec-19 Jun-20 Dec-20 Jun-21 Dec-21 Jun-22 Dec-22 Jun-23 Dec-23

27 FINANCIAL REPORT Gain on Sales of Loans to the Secondary Market per Quarter $0 $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 $3,500,000 $4,000,000 $4,500,000 Jun-19 Dec-19 Jun-20 Dec-20 Jun-21 Dec-21 Jun-22 Dec-22 Jun-23 Dec-23 Income from Paycheck Protection Program Loans per Quarter $0 $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 $3,500,000 $4,000,000 $4,500,000 Jun-19 Dec-19 Jun-20 Dec-20 Jun-21 Dec-21 Jun-22 Dec-22 Jun-23 Dec-23

28 FINANCIAL REPORT Quarterly Earnings Per Share (previous 5 years) ($1.00) ($0.50) $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 Jun-19 Sep-19 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 Adjusted EPS Impact of Purchase Accounting Impact of Acquisition Costs Gain on sale of UFS Other one-time events Total EPS

Quarterly Adjusted Earnings per Share (previous 5 years) 29 FINANCIAL REPORT $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 Jun-19 Dec-19 Jun-20 Dec-20 Jun-21 Dec-21 Jun-22 Dec-22 Jun-23 Dec-23

Net Interest Margin, Earning Asset Yield, and Cost of Funds per Quarter 30 FINANCIAL REPORT 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% Jun-19 Dec-19 Jun-20 Dec-20 Jun-21 Dec-21 Jun-22 Dec-22 Jun-23 Dec-23 Net interest margin Yield on earning assets Cost of funds

31 FINANCIAL REPORT Strong Core Deposit Base (dollars in millions) $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 2018 2019 2020 2021 2022 2023 Mar-24 Noninterest Bearing Time Deposits Other Interest Bearing 46% 55% 59% 55% 52% 54% 29% 26% 21% 15% 10% 25% 29% 54% 20% 26% 13% 31% 10% 32% 14% 31% 17% 31% 17%

32 FINANCIAL REPORT $1,124 $1,238 $1,316 $1,753 $1,793 $2,210 $2,718 $2,938 $3,660 $4,222 $4,100 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 3/31/2024 Asset Growth (in millions)

33 FINANCIAL REPORT Dividends Per Share *Annualized based on the first two quarters of 2023. $0.10 $0.30 $0.50 $0.70 $0.90 $1.10 $1.30 $1.50 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024* One-time $0.29 special dividend

34 STOCK PERFORMANCE (Total Return) $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 Value of $100 invested on June 1, 2014 (10 year) BFC Russell 2000 S&P Regional Banking ETF $462.72 $182.47 $155.33 10 yr. compounded annual growth rate: BFC = 16.6% Russell 2000 = 6.2% S&P Regional Banking ETF = 4.5%

35 QUESTIONS / COMMENTS

Who to contact: 36 SHAREHOLDER SERVICES TEAM Please reach out to Bank First Shareholder Services at shareholderservices@bankfirst.com or 920-652-3360. Our dedicated team will be able to assist with any questions or concerns you may have. Business cards are available at the entrance.

Thank You!